SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported)  September 25, 1996

                         BALCOR REALTY INVESTORS - 83
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                           0-11805
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State or other jurisdiction        Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois              36-3189175
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Address of principal               I.R.S. Employer
executive offices                  Identification
                                   Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Springs Pointe Apartments

In 1982, the Partnership acquired Springs Pointe Apartments, Las Vegas, Nevada (the "Property"), utilizing approximately $7,833,000 of offering proceeds. The Property was acquired subject to first mortgage financing of $12,055,000. The first mortgage loan was refinanced in 1986 with a new first mortgage loan in the amount of $12,100,000.

On September 25, 1996, the Partnership contracted to sell the Property for a sale price of $20,046,011 to an unaffiliated party, AIMCO Properties, L.P., a Delaware limited partnership. Pursuant to the agreement of sale, the purchaser is obligated to deposit $344,729 into an escrow account as earnest money upon completion of the purchaser's due diligence review. The remainder of the sale price will be payable in cash at closing, scheduled for November 18, 1996.
From the proceeds of the sale, the Partnership will repay the outstanding balance of the first mortgage loan, which is expected to be approximately $10,689,000 at closing, and $200,460 to an unaffiliated party as a brokerage commission. The Partnership will receive the remaining proceeds of approximately $9,157,000, less closing costs. Of such proceeds, $345,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 90 days after closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the Property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

The purchaser has simultaneously contracted to purchase two properties adjacent to the Property, one of which is owned by an affiliate of the General Partner (the "Affiliate") and one of which is owned by an unaffiliated party. A default by the purchaser, the Partnership or any other seller under any agreement of sale will be considered a default under all three agreements. If the agreements are terminated due to a default by the Partnership or another seller, the purchaser will be entitled to receive a return of its earnest money and interest accrued thereton plus additional damages in an amount equal to the earnest money deposits. If the agreements are terminated due to a default by the purchaser, the Partnership and other sellers will retain all earnest money and interest accrued thereon. In the event the purchaser terminates any agreement, other than by a default, the other agreements will also be terminated, and the purchaser will receive a return of all earnest money previously deposited plus interest accrued thereon.

If the agreements are terminated due to a default by the unaffiliated seller, such seller is obligated to reimburse the Partnership and the Affiliate for any damages paid by them to the purchaser arising from the termination. If the agreements are terminated due to a default by the Partnership or Affiliate, such sellers are obligated to reimburse the unaffiliated seller for any damages paid to the purchaser arising from the termination.

Affiliates of the General Partner have previously sold or have contracted to sell other assets to affiliates of the purchaser.
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The closing is subject to the satisfaction of numerous terms and conditions.
There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the Property may not occur.

ITEM 5.  OTHER EVENTS
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a) Walnut Ridge Apartments, Phases I & II

As previously reported, on September 11, 1996, the Partnership contracted to sell Walnut Ridge Apartments, Phases I and II, Corpus Christi, Texas, to an unaffiliated party, ERP Operating Limited Partnership, an Illinois limited partnership, for a sale price of $20,200,000. On October 1, 1996, the purchaser exercised its option to terminate the agreement of sale. Pursuant to the agreement of sale, the earnest money previously deposited by the purchaser and interest accrued thereon has been returned to the purchaser.

b)  Sandridge Apartments, Phase II

As previously reported, on August 27, 1996, the Partnership contracted to sell Sandridge Apartments, Phase II, Pasadena, Texas, to an unaffiliated party, Alliance Holdings, L.L.C., an Illinois limited liability company, for a sale price of $5,483,333. Pursuant to a Second Modification Agreement dated October 2, 1996, the Partnership and purchaser have agreed to reduce the purchase price to $5,250,000. The closing date has been extended to October 30, 1996. In addition, the purchaser has the option to further extend the closing date to December 30, 1996 upon written notice to the Partnership on or before October 25, 1996 and an additional deposit of $75,000 which amount is non-refundable in the event the sale does not close.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachment thereto relating to the sale of Springs Pointe Apartments, Las Vegas, Nevada.

          (99)  (a)  Notice of Disapproval relating to the sale of Walnut Ridge
                     Apartments, Phases I and II, Corpus Christi, Texas.

                (b) Second Modification Agreement relating to the sale of Sandridge Apartments, Phase I, Pasadena, Texas.


     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR REALTY INVESTORS-83

                         By:  Balcor Partners-XIII, an Illinois
                                general partnership, its general
                                 partner

                         By:  RGF-Balcor Associates-II, an
                                Illinois general partnership, a partner

                         By:  The Balcor Company,
                                 a Delaware corporation,
                                 a partner

                         By:  /s/  Jerry M. Ogle
                                ------------------------------------
                                 Jerry M. Ogle, Vice President
                                 and Secretary
Dated:  October 9, 1996
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